UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2010 (October 22, 2010)

GENESIS ENERGY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 22, 2010, Genesis Energy, L.P. (“Genesis”) entered into a purchase and sale agreement (the “Purchase Agreement”) to acquire for approximately $330 million Valero Energy Corporation’s (“Valero”) 50% equity interest in Cameron Highway Oil Pipeline Company, a joint venture that owns and operates a 380-mile crude oil pipeline (“Cameron Highway”) in the Gulf of Mexico (the “Acquisition”).  Cameron Highway, constructed in 2004, is a 24- and 30-inch diameter pipeline, with capacity to deliver up to 500,000 barrels per day of crude oil from developments in the Gulf of Mexico to refining markets along the Texas Gulf Coast located in Port Arthur and Texas City.  Enterprise Products Partners, L.P. (“Enterprise”) owns the remaining 50% interest in and operates Cameron Highway.  Enterprise will continue its role as operator, overseeing physical operations and maintenance activities.

Genesis and Valero have made customary representations, warranties and covenants in the Purchase Agreement and the completion of the Acquisition is subject to the satisfaction or waiver of customary conditions, including  receipt of all applicable governmental approvals.  The purchase price is subject to customary adjustments, including for working capital.  The Purchase Agreement is subject to termination by either Genesis or Valero for various reasons, including their mutual written consent and the failure of the Acquisition to be consummated on or before December 31, 2010.

The description of the Purchase Agreement herein is qualified in its entirety by the document itself, which will be filed as an exhibit to Genesis’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.  The representations and warranties of Genesis in the Purchase Agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of Valero and the other sellers party thereto.  The Purchase Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about Genesis and its subsidiaries. The representations and warranties made by Genesis in the Purchase Agreement may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, such representations and warranties are not intended to provide investors and security holders with any characterization of the actual state of facts or circumstances.

Item 7.01.  Regulation FD Disclosure

A copy of the press release issued to announce the execution of the Purchase Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

The following item is filed as an exhibit to this Current Report on Form 8-K.

Exhibits.

99.1	Genesis Energy, L.P. press release, dated October 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P., by

GENESIS ENERGY, LLC, its sole general partner

Date: October 28, 2010	By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer